UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2012

Quiksilver, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14229	33-0199426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA		92649
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

(714) 889-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2012, Ug Manufacturing Co. Pty Ltd, a wholly-owned Australian subsidiary of Quiksilver, Inc. (Quiksilver, Inc. together with its subsidiaries, the “Company”), entered into an employment agreement with Craig Stevenson, the Company’s Global Brand President and Chief Operating Officer (the “Stevenson Agreement”). Also on March 6, 2012, Pilot SAS, a wholly-owned French subsidiary of Quiksilver, Inc., entered into an employment agreement and related Corporate Mandate with Pierre Agnes, the Company’s President – Quiksilver Europe (collectively, the “Agnes Agreement”). The Stevenson Agreement and Agnes Agreement are collectively referred to as the “Revised Agreements” and supersede any previous employment agreements between these individuals and the Company.

Pursuant to the terms of the Revised Agreements, Mr. Stevenson receives an annual base salary of AUD $475,000 (currently approximately U.S. $502,600) and Mr. Agnes receives an annual base salary of €475,000 (currently approximately U.S. $624,600). These base salaries are subject to periodic review by the Company and may be adjusted either up or down, based on the Company’s performance, the individual’s performance, market conditions or such other factors as are deemed relevant by the Company; provided, however, that they may not be adjusted below the annual base salary levels set forth above. Under the Stevenson Agreement, the Company is also required to make superannuation contributions on Mr. Stevenson’s behalf at the minimum rate required so as to avoid liability to pay a charge under applicable Australian superannuation regulations (the “Superannuation Contributions”) and to pay for his business-related operating costs of one vehicle, including service and maintenance, gas and fringe benefits tax. The Revised Agreements further provide that each executive is eligible for an annual bonus pursuant to the Company’s Incentive Compensation Plan on terms approved by the Board and is entitled to a clothing allowance. The Revised Agreements require that the Company maintain a term life insurance policy on the life of Mr. Stevenson and Mr. Agnes, respectively, payable to their designees, subject to certain annual premium caps.

Each of the Revised Agreements provides that the executive will continue to be eligible to participate in the Company’s 2000 Stock Incentive Plan, or any successor equity plan, on such terms as are established by the Board of Directors, but substantially similar to those granted to other senior executives of the Company of an equivalent level. The Revised Agreements further provide that all options granted shall provide that if the executive is terminated by the Company without “cause,” in the case of Mr. Stevenson, or “legitimate cause,” in the case of Mr. Agnes, (in each instance as defined in their respective Revised Agreement), by the executive for “good reason” (as defined in their respective Revised Agreement), or as a result of executive’s death or disability, all options will automatically vest in full on an accelerated basis and the options shall remain exercisable until the earlier of (i) the first anniversary of executive’s termination, (ii) the end of the option term or (iii) termination pursuant to other provisions of the applicable option plan or agreement (e.g., a corporate transaction).

The Stevenson Agreement and Mr. Stevenson’s employment with the Company automatically terminate on October 31, 2016, but may be terminated earlier by the Company without cause at any time for any reason, subject to the payment of certain amounts as set forth below. If (i) the Stevenson Agreement terminates on October 31, 2016 and Mr. Stevenson’s employment terminates effective the same date, (ii) the Company terminates his employment without cause prior to October 31, 2016, or (iii) he terminates his employment for good reason within six months of the action constituting good reason, the terms of the Stevenson Agreement provide that the Company will (1) pay the full amount of any unpaid discretionary bonus earned from the preceding fiscal year, (2) provide a total severance benefit of 18 months base salary and Superannuation Contributions, less any amounts which are due under Australia’s National Employment Standards (“NES”) or other applicable Australian law (including pay in lieu of notice of termination, redundancy pay, pay in lieu of long service leave and pay in lieu of untaken annual leave, but excluding superannuation contributions) (the “Statutory Benefits”), payable on the Company’s regular payroll dates over a period of 18 months, (3) pay the Statutory Benefits on or about the date of termination, and (4) pay a pro rata portion of the discretionary bonus, if any, for the fiscal year in which such termination occurs. If, prior to October 31, 2016, the Company terminates Mr. Stevenson’s employment for cause or he terminates his employment without good reason, he receives his base salary and benefits earned and accrued prior to termination, any amounts due under NES or other applicable Australian law and, if the basis for cause is his death or permanent disability, the pro rata portion of his bonus for the year in which such termination occurs. In order to be eligible to receive the payments specified above, other than those earned prior to termination and Statutory Benefits, Mr. Stevenson must execute a release of claims.

The Agnes Agreement and Mr. Agnes’ employment with the Company automatically terminate on October 31, 2016, but may be terminated earlier by the Company without cause at any time for any reason, subject to the payment of certain amounts as set forth below. If (i) the Agnes Agreement terminates on October 31, 2016 and Mr. Agnes’ employment terminates effective the same date, (ii) the Company terminates his employment without legitimate cause prior to October 31, 2016, or (iii) he terminates his employment for good reason within six months of the action constituting good reason, the terms of the Agnes Agreement provide that the Company will (1) pay the full amount of any unpaid discretionary bonus earned from the preceding fiscal year, (2) provide a total severance benefit of 18 months of gross remuneration (essentially, base salary), payable on the Company’s regular payroll dates over a period of 18 months, and (3) pay a pro rata portion of the discretionary bonus, if any, for the fiscal year in which such termination occurs. If, prior to October 31, 2016, the Company terminates Mr. Agnes’ employment for legitimate cause or he terminates his employment without good reason, then he receives his base salary and benefits earned and accrued prior to termination and, if the basis for cause is his death or permanent disability, the pro rata portion of his bonus for the year in which such termination occurs. In order to be eligible to receive the payments specified above, other than those earned prior to termination, Mr. Agnes must execute a release of claims.

Copies of the Revised Agreements are attached hereto as Exhibits 10.1, 10.2 and 10.3.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are being furnished herewith:

Exhibit No.	Exhibit Title or Description
10.1	Employment Agreement between Craig Stevenson and Ug Manufacturing Co. Pty Ltd dated March 6, 2012

10.2	English translation of Employment Agreement between Pierre Agnes and Pilot SAS dated March 6, 2012

10.3	English translation of Corporate Mandate between Pierre Agnes and Pilot SAS dated March 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2012	Quiksilver, Inc. (Registrant)

	By:	/s/ Charles S. Exon
Charles S. Exon
Chief Administrative Officer

Index to Exhibits

Exhibit No.	Exhibit Title or Description
10.1	Employment Agreement between Craig Stevenson and Ug Manufacturing Co. Pty Ltd dated March 6, 2012

10.2	English translation of Employment Agreement between Pierre Agnes and Pilot SAS dated March 6, 2012

10.3	English translation of Corporate Mandate between Pierre Agnes and Pilot SAS dated March 6, 2012

5